                                                                    Exhibit 3.7

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       TENNECO INTERNATIONAL HOLDING CORP.

     TENNECO INTERNATIONAL HOLDING CORP., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     1. The first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:

        The total number of shares of all classes of stock which the corporation shall have authority to issue is 91,000,000, divided into 40,000,000 shares of Preferred Stock, par value $0.01 per share (herein called "Preferred Stock"), 1,000,000 shares of Junior Preferred
        Stock, par value $0.01 per share (herein called "Junior Preferred Stock") and 50,000,000 shares of Common Stock, par value $0.01 per share (herein called "Common Stock").

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending the Certificate of Designation for the Variable Rate Voting Participating Preferred Stock of the Corporation to read in its entirety as set forth in Exhibit A attached hereto.

     3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer as of the 10th day of December, 1997.

                                        TENNECO INTERNATIONAL HOLDING CORP.

                                        By: /s/ Robert G. Simpson
                                            ----------------------------------
                                            Name: Robert G. Simpson
                                            Office: President




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                                         EXHIBIT A TO CERTIFICATE OF AMENDMENT

                       TENNECO INTERNATIONAL HOLDING CORP.

            Amended Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors
                   Providing for an Issue of 16,000,000 Shares of
                    Preferred Stock Designated "Variable Rate
                      Voting Participating Preferred Stock"

     Tenneco International Holding Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of the DGCL, DOES HEREBY CERTIFY:

     (i) That pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors, pursuant to the Corporation's Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors providing for an issue of 12,000,000 Shares of Preferred Stock Designated "Variable Rate Voting Preferred Stock", dated December 29, 1994, (the "Existing Certificate of Designation"), has previously authorized the creation and issuance of a series of Preferred Stock, par value $0.01 per share, of the Corporation, designated "Variable Rate Voting Participating Preferred Stock" (hereinafter referred to as the "Original Voting Preferred Stock") and the Corporation has issued such 12,000,000 shares of Voting Preferred Stock and;

     (ii) That the Board of Directors has adopted the immediately following resolution:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, 4,000,000 additional shares of Voting Preferred Stock (the "Additional Voting Preferred Stock"; and together with the Original Voting Preferred Stock, the "Voting Preferred Stock") are hereby authorized for issuance and the Voting Preferred Stock shall consist of 16,000,000 shares, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock) by the Board of Directors of the Corporation, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Voting Preferred Stock are not stated and expressed in the Certificate of Incorporation, such designations, powers, preferences and relative and other special rights



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     and the qualifications, limitations and restrictions thereof, are hereby fixed and stated to be as follows:

     1. Ranking. The Voting Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of common stock of the Corporation and, subject to the following sentence, senior to each other class and series of capital stock hereafter created which does not expressly provide that it ranks senior to or on a parity with the Voting Preferred Stock as to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation (such common stock and each such other class and series of capital stock being referred to hereafter as "Junior Stock"). The Voting Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation, rank on a parity with all other series of preferred stock and any other class or series of capital stock hereafter created which expressly provides that it ranks on a parity with the Voting Preferred Stock as to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation (such other series of preferred stock and such other class or series of capital stock being referred to hereafter as "Parity Stock").

     2. Preferred Dividends. (a) Beginning on the date of issuance of each share of Voting Preferred Stock (each such date being an "Issue Date"), each holder of outstanding shares of the Voting Preferred Stock (the "Holders") issued on such Issue Date shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") on each such share of Voting Preferred Stock, based on the Issue Price thereof, at a rate per annum equal at all times during each Dividend Period to the Preferred Dividend Rate for such Dividend Period, payable in arrears on the Effective Date and the last day of such Dividend Period. Preferred Dividends shall be paid to Holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that, except for Preferred Dividends payable on the Effective Date, such date shall not be more than 60 days nor less than 10 days prior to the last day of the respective Dividend Period. The Company shall establish the Effective Date by providing written notice to Holders of Voting Preferred Stock by 12:00 noon (New York City time) three Business Days prior thereto.

     (b) Upon the occurrence and during the continuance of an Adjustment Event, the Preferred Dividend Rate shall be increased to a rate per annum equal at all times to 2% per annum above the Preferred Dividend Rate otherwise in effect from time to time pursuant to this Section 2.

     (c) Upon the receipt by the Corporation of written notice, signed by the Holders of at least a majority of the outstanding shares of Voting Preferred Stock, to require the Corporation to file a registration statement for the Voting Preferred Stock pursuant to


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Section 5.1 of the Stock Purchase Agreement, the Preferred Dividend Rate shall be increased to a rate per annum equal at all times to 2% per annum above the Preferred Dividend Rate otherwise in effect from time to time pursuant to this
Section 2.

     (d) Preferred Dividends shall accrue on a daily basis and be cumulative from the Issue Date whether or not they have been declared and whether or not there have been profits, surplus or other funds of the Corporation legally available for the payment of dividends. No interest shall be payable in respect of any Preferred Dividends which may be in arrears.

     (e) All Preferred Dividends paid with respect to shares of Voting Preferred Stock pursuant to this Section 2 shall be paid pro rata to the Holders entitled thereto.

     (f) Nothing contained in this Section 2 shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any Preferred Dividends on shares of the Voting Preferred Stock at any time.

     3. Participating Dividends. (a) On June 28, 1996, and on the last Business Day of each June thereafter so long as any shares of the Voting Preferred Stock are outstanding (each, a "Participating Dividend Payment Date"), the Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Participating Dividends") on each share of Voting Preferred Stock in an amount equal to the Participating Dividend as of such Participating Dividend Payment Date;
provided, however, that with respect to each share of Additional Preferred Stock, any Participating Dividend which the Holder thereof is entitled to receive hereunder in respect of such share of Additional Preferred Stock on the last Business Day of June 1998 shall be computed by multiplying the formula described below by a fraction the numerator of which shall be the number of days from and including the Issue Date for such shares of Additional Preferred Stock to but excluding December 31, 1997 and the denominator of which shall be 365. Participating Dividends shall be paid to Holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective Participating Dividend Payment Date.

     (b) The Participating Dividend as of any Participating Dividend Payment Date shall be equal to the amount determined under the following formula:

If the Operating Income Growth Rate as       Its Annual Participating Dividend
of such Participating Dividend Payment       per share as of such Participating
Date is:                                     Dividend Payment Date is:

--------------------------------------       ----------------------------------


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Less than or equal to 5%                     No Participating Dividend Payable

Greater than 5% but not greater than 10%     $0.008333

Greater than 10% but not greater than        $0.012500
15%

Greater than 15% but not greater than        $0.025000
20%

Greater than 20% but not greater than        $0.041667
25%

Greater than 25%                             $0.041667 plus (i) 0.25%
                                             multiplied by the excess, if any,
                                             of (x) the average Operating
                                             Income for the three fiscal years
                                             ending immediately prior to the
                                             applicable Participating
                                             Dividend Payment Date over (y)
                                             125% multiplied by the average
                                             Operating Income for the three
                                             years ending immediately prior to
                                             the next on preceding
                                             Participating Dividend Payment
                                             Date, or for the first such
                                             Participating Dividend Payment
                                             Date on June 28, 1996, the average
                                             Operating Income for the fiscal
                                             years ended December 31, 1992,
                                             1993 and 1994, divided by (ii)
                                             12,000,000.

-------------------------------------------------------------------------------

     (c) For purposes of this Section 3, the following terms have the following meanings:

     "Opening Income" means Operating Revenue less Operating
Expenses as reflected on the Corporation's financial statements.

     "Operating Revenue" means the Corporation's consolidated revenues, determined in accordance with generally accepted accounting principles, generated from ongoing business activities as determined by the Corporation's management, excluding any interest income, non-recurring gains, revenue from discontinued operations, or gains from unusual items.


     "Operating Expenses" means the Corporation's consolidated expenses, determined to accordance with generally accepted accounting principles, incurred in connection with ongoing business activities as determined by the Corporation's


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

     management, excluding any interest expense, non-recurring losses, losses from discontinued operations, or losses from unusual items.

          "Operating Income Growth Rate" means the percentage increase of (i) the average Operating Income for the three fiscal years ending immediately prior to the applicable Participating Dividend Payment Date over (ii) the average Operating Income for the three fiscal years ending immediately prior to the next preceding Participating Dividend Payment Date or for the first such Participating Dividend Payment Date on June 28, 1996, the average Operating Income for the fiscal years ended December 31, 1992, 1993 and 1994.

          (d) Calculations of Participating Dividends under this Section 3 shall be based on the consolidated operating results of the Corporation and (i) for all Dividend Periods ending on and before December 31, 1997, the Initial Subsidiaries listed in clause (a) of the definition of Initial Subsidiaries in the Stock Purchase Agreement and (ii) for all Dividend Periods ending thereafter, all Initial Subsidiaries; provided, however, that the Corporation may include in the computation of Participating Dividends as of any Participating Dividend Payment Date and subsequent Participating Dividend Payment Dates a Subsidiary of the Corporation that is not an Initial Subsidiary if the Corporation's consolidated Operating Income for the four fiscal years ending prior to such Participating Dividend Payment Date is restated to include the operations of such Subsidiary. The election to include a Subsidiary in the computation of Participating Dividends as of any Participating Dividend Payment Date shall be made by the Board of Directors and written notice thereof shall be given to the Holders on or before the Participating Dividend Payment Date. Any Subsidiary included in the computation of Participating Dividends as of any Participating Dividend Payment Date may not thereafter be excluded from the computation of Participating Dividends as of any subsequent Participating Dividend Payment Date without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Voting Preferred Stock, voting as a class.

          (e) Participating Dividends, if payable as of any Participating Dividend Payment Date pursuant to this Section 3, shall accrue and be cumulative, whether or not they have been declared and whether or not there have been profits, surplus or other funds of the Corporation legally available for the payment of dividends. No interest shall be payable in respect of any Participating Dividends which may be in arrears.

          (f) Nothing contained in this Section 3 shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any Participating Dividends on shares of the Voting Preferred Stock at any time.


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

          4. Liquidation Preference. (a) The amount which the Holders shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $25 per share of Voting Preferred Stock, plus an amount in cash equal to all accrued and unpaid Preferred Dividends and Participating Dividends on such shares to the date fixed for liquidation, dissolution or winding up, plus an amount equal to the Optional Redemption Premium, if any, if paid on a date other than a Dividend Payment Date, plus an amount equal to the Early Redemption Premium, if any, which, in each case, would be applicable with respect to such shares under Section 6 of this Certificate Designation if such shares were being redeemed in accordance with Section 6 on the date fixed for such liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Stock.

          (b) In the event the assets of the Corporation available for distribution to the Holders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) above, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of Voting Preferred Stock, ratably, in proportion to the full distributable amounts for which the Holders and the holders of such shares of Parity Stock are respectively entitled upon such liquidation, dissolution or winding up.

          (c) For the purpose of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          5. Mandatory Redemption. (a) Commencing on March 31, 2003 and on each Dividend Payment Date thereafter so long as any shares of Voting Preferred Stock remain outstanding (each such date, a "Mandatory Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, a number of shares equal to 5% of the number of shares of Voting Preferred Stock outstanding as of the initial Mandatory Redemption Date (or, if at any Mandatory Redemption Date, fewer than 5% of such number of shares are then outstanding, the number of shares then outstanding), at a redemption price (the "Mandatory Redemption Amount") equal to the aggregate of $25 per share for the shares to be redeemed, plus any accrued and unpaid Preferred Dividends with respect to the shares to be redeemed, plus any accrued and unpaid Participating Dividends with respect to the shares to be redeemed.


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

          (b) The Mandatory Redemption Dates may be extended at the request of the Corporation and with the consent of the Holders of at least a majority of the outstanding shares of Voting Preferred Stock, provided that such request is made at least six months prior to March 31, 2003, and provided further that the final Mandatory Redemption Date (determined in accordance with the redemption procedure in clause (a) above) shall in no event be later than December 31, 2017 and all outstanding shares of Voting Preferred Stock shall be redeemed on the final Mandatory Redemption Date to the extent of funds legally available therefor.

          6. Optional Redemption. On and after the earliest of (a) January 1, 1999, (b) the date on which the Holders' rights pursuant to Section 5.2 of the Stock Purchase Agreement are exercised and (c) the date on which the Holders' rights pursuant to Section 5.1 of the Stock Purchase Agreement are exercised, the Corporation shall have the right, at the option of the Board of Directors on any date fixed by the Board of Directors, to redeem, out of funds legally available therefor, shares of Voting Preferred Stock, at any time or from time to time in whole or in part, for an amount (the "Optional Redemption Amount") equal to the aggregate of $25 per share for the shares to be redeemed, plus the amount of any accrued and unpaid Preferred Dividends with respect to the shares to be redeemed, plus, if such Optional Redemption occurs on any date other than a Dividend Payment Date, the Optional Redemption Premium, plus a redemption premium (the "Early Redemption Premium") with respect to each of the shares to be redeemed equal to a percentage of the Issue Price determined as follows:

         If Redeemed During 12-Month         Early Redemption
              Period Ending on:                 Premium is:
         ---------------------------         ----------------
              December 31, 1998                    2.0%
              December 31, 1999                    2.0
              December 31, 2000                    1.5
              December 31, 2001                    1.0
              December 31, 2002                    0.5
              Thereafter                           0.0;

plus any accrued and unpaid Participating Dividends with respect to the shares to be redeemed, provided that, with respect to any optional redemption of Voting Preferred Stock following the date described in clause (c) above, the Optional Redemption Amount shall not include an Early Redemption Premium.

          7. Redemption Procedure. (a) In the event that fewer than all of the outstanding shares of Voting Preferred Stock are to be redeemed on any Redemption Date, the number of shares to be redeemed shall be determined by the Board of Directors (subject to Section 5(a)) and the shares to be redeemed shall be selected by lot or pro rate (with


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

adjustments to avoid the redemption of fractional shares) or by any other equitable method determined by the Board of Directors.

          (b) At least 10 days and not more than 60 days prior to any Redemption Date, the Corporation shall provide notice of redemption (a "Notice of Redemption") in writing (including telecopy or telex communication) and mailed (by first class mail, postage prepaid), telecopied, telexed or delivered, to each Holder of record of shares of the Voting Preferred Stock to be redeemed, at the address of such Holder appearing in the stock register of the Corporation, provided that failure to give such notice or any deficiency therein shall not affect the validity of the procedure for redemption of any shares of Voting Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give such notice was defective. Each Notice of Redemption shall state:

          (i)   whether the redemption is pursuant to Section 5 or 6 hereof;

          (ii) whether all or less than all the outstanding shares of Voting Preferred Stock redeemable under such Section are to be redeemed and the total number of shares of Voting Preferred Stock being redeemed;

          (iii) the number of shares of Voting Preferred Stock held, as of the appropriate record date, by such Holder that the Corporation intends to redeem and the Redemption Amount to be paid in respect of such shares;

          (iv) the Redemption Date and the place for surrender of certificates for the shares of Voting Preferred Stock to be redeemed; and

          (v) that dividends on the shares of the Voting Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date if the Corporation has provided for the payment of the Redemption Amount with respect to such shares on such date.

          (c) Each Holder shall surrender to the Corporation the certificate or certificates representing the shares of Voting Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Notice of Redemption, and, on the Redemption Date, the full Redemption Amount for each share shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and such surrendered certificate or certificates shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.


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          (d)  If a Notice of Redemption shall have been given as provided in clause (b) above and the Corporation shall have provided monies at the time and place specified for the payment of the Redemption Amount pursuant to such notice, then from and after the Redemption Date, dividends on the shares of Voting Preferred Stock so called for redemption shall cease to accumulate, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Amount without interest) shall cease.

          8. Voting Rights. (a) The Holders, except as set forth in the Certificate of Incorporation or as otherwise required under Delaware law or as set forth in this Section 8, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b) The Holders, voting as a class, shall have full voting power at all times to elect a number of directors to the Board of Directors equal to the smallest whole number that is at least 25% of the number of directors fixed by or in accordance with the Corporation's Bylaws or Certificate of Incorporation to serve on the Board of Directors at such time. Any director elected by the Holders may be removed without cause only by the affirmative vote of at least a majority of the outstanding shares of the Voting Preferred Stock. Any vacancy in the Board of Directors occurring by reason of the resignation, death, removal or disqualification of any member thereof elected by the Holders shall be filled by the vote of the Holders and, if not so filled, shall be filled by the remaining member or members of the board of Directors elected by the Holders.

          (c) So long as shares of the Voting Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the Holders of at least a majority of the outstanding shares of Voting Preferred Stock, voting as a class, authorize, create or issue to any person other than the Holders any Parity Stock or increase the number of shares of any Parity Stock or authorize, create or issue any obligation or security convertible into shares of Parity Stock, provided that the Corporation may authorize, create and issue Parity Stock to a person other than the Holders if all of the following conditions are satisfied: (A) such Parity Stock is nonvoting (other than as required by law), (B) such Parity Stock is issued for cash, (C) the Corporation holds at the time of, and after giving effect to, any such authorization or issuance an aggregate value of Qualified Investments at least equal to the Issuance Equity Investment Profile and (D) at the time of, and after giving effect to, any such authorization, creation or issuance, no Adjustment Event shall have occurred and be continuing, and provided further that prior to the issuance and sale of any such Parity Stock to a person other than the Holders, (x) the Corporation shall deliver to the Holders, at least 45 days prior to the proposed date of issuance of such Parity Stock to any such other person (the "Proposed Issue Date"), a written offer to issue and sell to the Holders any or all of such Parity Stock to be issued on the Proposed Issue Date, such


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

offer to include a description of the relative rights and preferences, the number of shares being issued, the per share and aggregate issue price, the Proposed Issue Date and other relevant terms of such proposed issuance of such Parity Stock and (y) the Holders thereafter shall have the exclusive right, until and including the date which is 30 days prior to the Proposed Issue Date (after which date the Corporation may offer and sell such Parity Stock or any part thereof not purchased or committed to be purchased by one or more Holders (or their designees) pursuant hereto to a person other than the Holders (or their designees) for a period of 90 days following the Proposed Issue Date on terms no more favorable to the buyer than those set forth in the Corporation's written offer to the Holders), to deliver to the Corporation written notice of each Holder's respective intention to purchase (or to designate a Person to purchase) all or a specified number of shares of such Parity Stock, and on the Proposed Issue Date, the Corporation shall issue and sell to such Holder (or such Holder's designee), and such Holder (or such Holder's designee) shall purchase all or such specified number of shares of such parity Stock at the aggregate issue price thereof and on the other terms specified in the Corporation's written offer to the Holders; provided, however, that if the Holders deliver written notice of their respective intention to purchase, in the aggregate, more than the total number of shares of such Parity Stock proposed to be issued, the Corporation shall issue and sell to each Holder a number of shares equal to the product of (1) a fraction, the numerator of which is the number of shares offered to be purchased by such Holder and the denominator of which is the number of shares offered to be purchased by all such Holders electing to purchase Parity Stock, multiplied by (2) the total number of shares of such Parity Stock to be issued and sold on the Proposed Issue Date.

          (d) So long as shares of the Voting Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the Holders of at least a majority (or, in the case of Section 8(d)(vi), all) of the outstanding shares of Voting Preferred Stock, voting as a class, take any of the following actions:

          (i) Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Corporation may merge or consolidate with any Person other than as set forth in
     Section 4.4 or 4.5 of the Stock Purchase Agreement; provided, however, that in each case immediately after giving effect thereto, (A) no Major Shareholder Default, Adjustment Event or Incipient Event shall have occurred and be continuing and (B) the surviving corporation, if a Subsidiary, shall not be engaged in or own or control any assets constituting a Prohibited Business Activity;

          (ii) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on any shares of any Junior Stock or Parity Stock, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any such shares, now or hereafter outstanding, (A) if, after giving effect thereto, the aggregate Issue Price of all shares of Voting Preferred Stock then outstanding would exceed 30% of the Value of the Corporation's Permitted Investments or (B) if at the time of, and after giving effect to, such declaration, payment, purchase, redemption or other acquisition, an Adjustment Event or an Incipient Event shall have occurred and be continuing;

          (iii) Alter or change the rights, power or preferences of the Voting Preferred Stock so as to affect them adversely;

          (iv)  Authorize, create or issue any Voting Preferred Stock;

          (v) Commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect or seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Corporation or of any substantial part of the Corporation's property or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or make a general assignment for the benefit of creditors;

          (vi)  Authorize, create, increase the number of shares of or issue
     (A) any class or series of capital stock which expressly provides that such class or series of capital stock ranks senior to the Voting Preferred Stock as to dividends or distributions upon the liquidation, winding up or dissolution of the Corporation (such class or series of capital stock being referred to hereafter as "Senior Stock"); or (B) any obligation or security convertible into, or any rights or options entitling the holder thereof to purchase, shares of Senior Stock;

          (vii) Authorize, create, increase the number of shares of or issue
     (A) any class or series of capital stock (other than Common Stock) with voting rights (other than as required by law) (such class or series of capital stock being referred to hereafter as "Additional Voting Stock") or
     (B) any obligation or security convertible into, or any rights or options entitling the holder thereof to purchase, shares of Additional Voting Stock;

          (viii) Increase the number of directors to more than eight or amend or otherwise modify the first sentence of Article FIFTH of the Certificate of Incorporation;

          (ix) Amend the Certificate of Incorporation or the By-Laws of the Corporation to provide that the directors of the Corporation elected by the holders of the Common Stock be divided into classes as provided in the first sentence of Section 141(d) of the DGCL; or

          (x) Amend the Certificate of Incorporation or the By-Laws of the Corporation so as to limit, restrict or in any way regulate the right of stockholders to act by written consent in lieu of a meeting.

          (e) In any case in which the Holders shall be entitled to vote pursuant to this Section 8 or pursuant to Delaware law, each Holder shall have one vote per share of Voting Preferred Stock held.

          9. Conversion. Immediately prior to a Sale of the Voting Preferred Stock pursuant to Section 7.1 of the Stock Purchase Agreement, each outstanding share of Voting Preferred Stock shall automatically and without further action convert into one share of a new series of Preferred Stock of the Corporation, such new series to contain such covenants and other terms, including, but not limited to, the dividend rate, as are determined by the Board of Directors of the Corporation, with the advice of an investment bank or banks of national reputation, to be reasonably necessary to effect such Sale, in light of the then prevailing market conditions, at a price such that the Holders shall receive, after deducting all underwriting discounts and commissions and all expenses of the Holders in connection with such Sale and the registration thereof, net proceeds per share equal to the Issue Price plus an amount equal to accrued but unpaid Preferred Dividends and Participating Dividends plus an amount equal to the Optional Redemption Premium, if any, and the Early Redemption Premium, if any, that would be applicable with respect to such shares under Section 6 of this Certificate of Designation if such shares were being redeemed in accordance with Section 6 on the date of conversion.

          10. Payments and Computations. (a) If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the next preceding Business Day.

          (b) Each payment to be made hereunder by the Corporation shall be made not later than 12:00 P.M. (New York City time) on the day when due in United States dollars to an account or accounts specified in writing by each Holder not less than five Business Days prior to the date of such payment in immediately available funds.

          (c) All computations of Preferred Dividends payable with respect to any Dividend Period based on the Adjusted LIBO Rate or the Federal Funds Rate shall be made on the basis of a year of 360 days and all computations of Preferred Dividends payable with respect to any Dividend Period based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case above for the actual number of days (including the first day but excluding the last day) occurring in such Dividend Period.

          11. Documents. All documents referred to herein shall be made available by the Corporation to any stockholder upon written request therefore delivered to the Corporation addressed to the Secretary of the Corporation.

          12. Powers of Directors. Upon the occurrence and during the continuation of a Financial Condition Transition Event, without limiting, in any way, the rights of Holders of the Voting Preferred Stock upon the occurrence of a Market Failure Transition Event or a Major Shareholder Default, or the powers under Delaware law of any directors elected by such Holders following any such event, the Board of Directors shall (to the fullest extent permitted by Delaware law) have the power and authority (i) to recommend dissolution and/or liquidation of the Corporation and (ii) to exercise the right of Optional Redemption subject to and in accordance with this Certificate of Designation.

          13.  Definitions.

          Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given such terms in the Stock Purchase Agreement.

          "Adjusted LIBO Rate" means, for any Dividend Period or other period, the Eurodollar Rate for such Dividend Period or such other period, as the case may be.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day related to Voting Preferred Stock entitled to receive dividends based on the Adjusted LIBO Rate, on which dealings are carried on in the London interbank market.

          "Certificate of Designation" means this Amended and Restated Tenneco International Holding Corp. Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors Providing for an Issue of 16,000,000 Shares of Preferred Stock Designated "Variable Rate Voting Participating Preferred Stock."

          "Dividend Period" means (i) the period commencing on September 30, 1997 and ending on the Effective Date, (ii) the period commencing on the Effective Date and ending on December 31, 1997 and (iii) thereafter, the period commencing on the last Business Day of the next preceding Dividend Period and ending on the last Business Day of each March, June, September and December.

          "Effective Date" means the date of issuance of the Additional Voting Preferred Stock.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means (a) for the Dividend Period commencing on September 30, 1997 through the effective Date, an interest rate per annum equal to the rate per annum obtained by dividing (i) 5.71875% per annum by
     (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Dividend Period, (b) for the period commencing on the Effective Date through December 31, 1997, an interest rate per annum equal to the rate per annum obtained by dividing (i) the product of (A) if the Effective Date occurs on or before November 30, 1997, (1) the rate which appears on Telerate Screen Page 3750 (or any successor page) as the two-month Fixed USD Rate in effect at 11:00 A.M. (London time) two Business Days before the Effective Date, provided that in the event such offered rate is not readily available from such Telerate page, "Eurodollar Rate" shall mean the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the Effective Date, in an amount substantially equal to the aggregate Issue Price of the Shares of Voting Preferred Stock outstanding at such time, for a two-month period, multiplied by (2) the difference between (X) 100% minus (Y) 10% of the Eurodollar Rate Reserve Percentage for such period, or (B) if the Effective Date occurs after November 30, 1997, (1) the rate which appears on Telerate Screen Page 3750 (or any successor page) as the one-month Fixed USD Rate in effect at 11:00 A.M. (London time) two Business Days before the Effective Date, provided that in the event such offered rate is not readily available from such Telerate Page, "Eurodollar Rate" shall mean the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the Effective Date, in an amount substantially equal to the aggregate Issue Price of the Shares of Voting Preferred Stock outstanding at such time, for a one-month period, multiplied by (2) the difference between (X) 100% minus (Y) 10% of the Eurodollar Rate Reserve Percentage for such period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such period, as the case may be and (c) for any dividend Period or other period thereafter, an interest rate per annum equal to the rate per annum obtained by dividing (i) the product of (1) the rate which appears from time to time on Telerate Screen Page 3750 (or any successor page) as the Fixed USD Rate in effect at 11:00 A.M. (London time) two Business Days before the first day of such Dividend Period or such other period, as the case may be, for a period equal (or substantially equal) to such Dividend Period or such other period, as the case may be, provided that in the event such offered rate is not readily available from such Telerate Page, "Eurodollar Rate" shall mean the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Dividend Period or such other period, as the case may be, in an amount substantially equal to the aggregate Issue Price of the shares of Voting Preferred Stock outstanding at such time and for a period equal to such Dividend Period or such other period, as the case may be, multiplied by (2) the difference between (X) 100% minus (Y) 10% of the Eurodollar Rate Reserve Percentage for such Dividend Period or such other period, as the case may be, by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Dividend Period or such other period, as the case may be.

          "Eurodollar Rate Reserve Percentage" means, for any Dividend Period or other period, the reserve percentage applicable two Business Days before the first day of such Dividend Period or such other period, as the case may be, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to any other category of liabilities that includes deposits by reference to which the Preferred Dividend Rate on Voting Preferred Stock entitled to dividends based on the Adjusted LIBO Rate is determined) having a term equal to such Dividend Period or such other period, as the case may be.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the rate which appears from time to time on Telerate Screen Page 118 (or any successor page) as the Federal Funds Effective Rate in effect on such day.

          "Issue Price" shall mean, with respect to shares of Voting Preferred Stock, twenty five dollars ($25) per share.

          "Optional Redemption Premium" means, with respect to any redemption (or liquidation, dissolution or winding up payment pursuant to Section 4 or conversion pursuant to Section 9) on any date other than a Dividend Payment Date of Voting

     Preferred Stock entitled to dividends based on the Adjusted LIBO Rate, the amount calculated in accordance with the following formula:

          A x [(Old LIBOR New LIBOR)/360] x Number of Days Remaining

          Where:

          A         = The aggregate Issue Price of the shares of Voting
                      Preferred Stock to be redeemed.

          New LIBOR = Adjusted LIBO Rate determined in respect of such Voting
                      Preferred Stock for the Number of Days Remaining.

          Old LIBOR = Adjusted LIBO Rate in effect with respect to such Voting
                      Preferred Stock immediately prior to the Redemption Date.

          Number of Days
          Remaining = Number of days remaining in the Dividend Period applicable to such Voting Preferred Stock as of the Redemption Date.

     provided, however, that if such amount is a negative number, the Optional Redemption Premium shall be zero.

          "Preferred Dividend Rate" means a rate per annum equal to (i) for the period commencing on September 30, 1997 and ending on the Effective Date, 1.120% over the Adjusted LIBO Rate (ii) for the period commencing on the Effective Date through December 31, 1997, 0.920% over the Adjusted LIBO Rate, or if adequate and fair means do not exist to enable the determination of the Adjusted LIBO Rate, 0.368% over the Base Rate and
     (iii) thereafter, 0.920% over the Adjusted LIBO Rate, which rate shall be adjusted for each Dividend Period, or if adequate and fair means do not exist to enable the determination of the Adjusted LIBO Rate, 0.368% over the Base Rate.

          "Redemption Amount" means, with respect to any redemption of Voting Preferred Stock, the Optional Redemption Amount or the Mandatory Redemption Amount, as the case may be.

          "Redemption Date" means any Mandatory Redemption Date and any date fixed by the Board of Directors to redeem Voting Preferred Stock under
     Section 6.

          "Stock Purchase Agreement" means the Amended and Restated Preferred Stock Purchase Agreement, dated as of November 19, 1997 between the Corporation and MW Investors L.L.C., as the same may be modified or amended from time to time.

                       TENNECO INTERNATIONAL HOLDING CORP.


              Certificate of Designation, Preferences and Rights of
             Preferred Stock by Resolution of the Board of Directors
               Providing for an Issue of 100,000 shares of Junior
            Preferred Stock Designated "$8.00 Junior Preferred Stock"





     I, Robert G. Simpson, Vice President of Tenneco International Holding Corp. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors is authorized to issue up to 1,000,000 shares of Junior Preferred Stock of the Corporation in one or more series and the Board of Directors (i) has authorized the issuance of the series of Junior Preferred Stock hereinafter provided for and (ii) has adopted the immediately following resolution creating a series of 100,000 shares of Junior Preferred Stock, par value $0.01, designated as $8.00 Junior Preferred Stock":

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Junior Preferred Stock, par value $0.01, of the Corporation, to be designated "$8.00 Junior Preferred Stock" (hereinafter referred to as the "$8.00 Junior Preferred Stock"), consisting of 100,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Junior Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

         (1)(a) The dividend rate, on the $8.00 Junior Preferred Stock shall be $8.00 per annum, payable by the Corporation on the 31st day of March commencing in the year 1995 (each annual dividend payment date is hereinafter referred to as an "Annual Payment Date") so long as any shares of the $8.00 Junior Preferred Stock are outstanding, in cash in United States dollars to each holder of record of such shares.

         (b) The holder of record of any share of the $8.00 Junior Preferred Stock entitled to receive a dividend payment pursuant to the provisions of clause (1)(a) above shall be holder of record of such shares as of the close of business of the first day of March in the year such dividend payment is to be made, as shown on the stockholder records of the Corporation.

         (2) Dividends on the shares of the $8.00 Junior Preferred Stock shall accrue from, and as if issued on, December 22, 1994, except that if the number of shares of $8.00 Junior Preferred Stock shall hereafter be increased by further resolution of the Board of Directors, dividends on such additional shares shall accrue from such other date as may be fixed by the Board of Directors in such resolution.

         (3) The amounts which the holders of the $8.00 Junior Preferred Stock shall be entitled to receive in the event of a liquidation, dissolution, or winding-up of the affairs of the Corporation shall be $100.00 per share, plus in each case an amount equal to accrued and unpaid dividends to the date of payment.

         (4)(a) The $8.00 Junior Preferred Stock shall be redeemable in whole or in part at any time or from time to time at the option of the Corporation at $100.00 per share plus accrued and unpaid dividends.

         (b) in the event of the redemption of only part of the $8.00 Junior Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot, or by any other equitable method determined by the Board of Directors.

         (5) At least 30 days' prior notice of any redemption of the $8.00 Junior Preferred Stock pursuant to clause (4) above shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

         (6) Any shares of the $8.00 Junior Preferred Stock which shall have been redeemed or otherwise acquired by the Corporation shall be retired and assume the status of authorized but unissued shares of Junior Preferred Stock without designation as to series and shall not be reissued as shares of $8.00 Junior Preferred Stock.

         (7) The number of shares of $8.00 Junior Preferred Stock, may, to the extent of the corporation's authorized and unissued Junior Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing and recording of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase has been so authorized.

     IN WITNESS WHEREOF, said Tenneco International Holding Corp. has caused this Certificate to be signed by Robert G. Simpson as Vice President this 29th day of December, 1994.

                                            TENNECO INTERNATIONAL HOLDING CORP.


                                            By: /s/ Robert G. Simpson
                                               -------------------------------
                                               Robert G. Simpson
                                               Vice President

                       TENNECO INTERNATIONAL HOLDING CORP.

               Certificate of Designation, Preferences and Rights
           Of Preferred Stock by Resolution of the Board of Directors
                 Providing for an Issue of 12,000,000 Shares of
                    Preferred Stock Designated "Variable Rate
                      Voting Participating Preferred Stock"

         I, Robert G. Simpson, Vice President of Tenneco International Holding Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors is authorized to issue up to 30,000,000 shares of Preferred Stock of the Corporation in one or more series and the Board of Directors (i) has authorized the issuance of the series of Preferred Stock hereinafter provided for and (ii) has adopted the immediately following resolution creating a series of 12,000,000 shares of Preferred Stock, par value $0.01 per share, designated as Variable Rate Voting Participating Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, to be designated "Variable Rate Voting Participating Preferred Stock" (hereinafter referred to as the "Voting Preferred Stock"), consisting of 12,000,000 shares, which number may from time to time to be increased (but not above the total number of authorized shares of Preferred Stock) by the Board of Directors of the Corporation, and to the extent date the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Voting Preferred Stock are not stated and expressed in the Certificate of Incorporation. such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, are hereby fixed and stated to be as follows:

     1. Ranking. The Voting Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of common stock of the Corporation and, subject to the following sentence, senior to each other class and series of capital stock hereafter created which does not expressly provide that it ranks senior to or on a parity with the Voting Preferred Stock as to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation (such common stock and each such other class and series of capital stock being referred to hereafter as "Junior Stock"). The Voting Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation, rank on a parity with all other series of Preferred Stock and any other class or series of capital stock hereafter created which expressly provides that it ranks on a parity with the Voting Preferred

Stock as to dividends and distributions upon the liquidation, winding up or dissolution of the Corporation (such other class or series of capital stock being referred to hereafter as "Parity Stock").

     2. Preferred Dividends. (a) Beginning on the date of issuance of the Voting Preferred Stock (the "Issue Date"), the holders of the outstanding shares of the Voting Preferred Stock (the "Holders") shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") on each share of Voting Preferred Stock, based on the Issue Price thereof, at a rate per annum equal to the Preferred Dividend Rate in effect during each Dividend Period, payable quarterly in arrears on the last Business Day of each March, June, September and December (each, a "Dividend Payment Date"), commencing March 31, 1995. Preferred Dividends shall be paid to Holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date.

     (b) Upon the occurrence and during the continuance of an Adjustment
Event, the Preferred Dividend Rate shall be increased to a rate per annum equal at all times to 2% per annum above the Preferred Dividend Rate otherwise in effect from time to time pursuant to this Section 2.

     (c) Upon the receipt by the Corporation of written notice signed by the Holders of at least a majority of the outstanding shares of Voting Preferred Stock, to require the Corporation to file a registration statement for the Voting Preferred Stock pursuant to Section 5.1 of the Stock Purchase Agreement, the Preferred Dividend Rate shall be increased to a rate per annum equal at all times to 2% per annum above the Preferred Dividend Rate otherwise in effect from time to time pursuant to this Section 2.

     (d) Preferred Dividends shall accrue on a daily basis and be cumulative from the Issue Date whether or not they have been declared and whether or not there have been profits, surplus or other funds of the Corporation legally available for the payment of dividends. No interest shall be payable in respect of any Preferred Dividends which may be in arrears.

     (e) All Preferred Dividends paid with respect to shares of Voting Preferred Stock pursuant to this Section 2 shall be paid to the Holders entitled thereto.

     (f) Nothing contained in this Section 2 shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any Preferred Dividends on shares of the Voting Preferred Stock at any time.

     3.  Participating Dividends. (a) On June 28, 1996, and on the last
Business Day of each June thereafter so long as any shares of the Voting Preferred Stock are outstanding (each, a "Participating Dividend Payment Date"), the Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Participating Dividends") on each share of Voting Preferred Stock in an amount equal to the Participating Dividend as of such Participating Dividend Payment Date. Participating Dividends shall be paid to Holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective Participating Dividend Payment Date.

     (b) The Participating Dividend as of any Participating Dividend Payment Date shall be equal to the amount determined under the following formula:

If the Operating Income Growth Rate as            The Annual Participating Dividend per
of such Participating Dividend Payment            share as of such Participating Dividend
Date is:                                          Payment Date is:
--------------------------------------            ---------------------------------------

Less than or equal to 5%                          No Participating Dividend Payable

Greater than 5% but not greater than 10%          $0.008333

Greater than 10% but not greater than 15%         $0.012500

Greater than 15% but not greater than 20%         $0.025000

Greater than 20% but not greater than 25%         $0.041667

Greater than 25%                                  $0.041667 plus (i) 0.25% multiplied by
                                                  the excess, if any, of (x) the average
                                                  Operating Income for the three fiscal
                                                  years ending immediately prior to the
                                                  applicable Participating Dividend
                                                  Payment Date over (y) 125% multiplied by
                                                  the average Operating Income for the
                                                  three years ending immediately prior to
                                                  the next preceding Participating
                                                  Dividend Payment Date, or for the first
                                                  such Participating Dividend Payment Date
                                                  on June 28, 1996, the average Operating
                                                  Income for the fiscal years ended
                                                  December 31, 1992, 1993 and 1994, divided
                                                  by (ii) 12,000.000.
-------------------------------------------------------------------------------------------

     (c) For purposes of this Section 3, the following terms have the following meanings:

         "Operating Income" means Operating Revenue less Operating Expenses as reflected on the Company's financial statements.

         "Operating Revenue" means the Company's consolidated revenues, determined in accordance with generally accepted accounting principles, generated from ongoing business activities as determined by the Company's management, excluding any interest income, non-recurring gains, revenue from discontinued operations, or gains from unusual items.

         "Operating Expenses" means the Company's consolidated expenses, determined in accordance with generally accepted accounting principles, incurred in connection with ongoing business activities as determined by the Company's management, excluding any interest expense, non-recurring losses, losses from operations, or losses from unusual items.

         "Operating Income Growth Rate" means the percentage increase of (i) the average Operating Income for the three fiscal years ending immediately prior to the applicable Participating Dividend Payment Date over (ii) the average Operating Income for the three fiscal years ending immediately prior to the next preceding Participating Dividend Payment Date or for the first such Participating Dividend Payment Date on June 28, 1996, the average Operating Income for the fiscal years ended December 31, 1992, 1993 and 1994.

     (d) All calculations of Participating Dividends under this Section 3 shall be based on the consolidated operating results of the Company and the Initial Subsidiaries; provided, however, that the Company may include in the computation of Participating Dividends as of any Participating Dividend Payment Date and subsequent Participating Dividend Payment Dates a Subsidiary of the Company that is not an Initial Subsidiary if the Company's consolidated Operating Income for the four fiscal years ending prior to such Participating Dividend Payment Date is restated to include the operations of such Subsidiary. The election to include a Subsidiary in the computation of Participating Dividends as of any Participating Dividend Payment Date shall be made by the Board of Directors and written notice thereof shall be given to the Holders on or before the Participating Dividend Payment Date. Any Subsidiary included in the computation of Participating Dividends as of any Participating Dividend Payment Date may not thereafter be excluded from the computation of Participating Dividends as of any subsequent Participating Dividend Payment Date without the affirmative vote or consent of Holders of at least a majority of the Outstanding shares of Voting Preferred Stock, voting as a class.

     (e) Participating Dividends, if payable as of any Participating Dividend Payment Date pursuant to this Section 3, shall accrue and be cumulative, whether or not they have been declared and whether or not there have been profits, surplus or other funds of the Corporation legally available for the payment of dividends. No interest shall be payable in respect of any Participating Dividends which may be in arrears.

     (f) Nothing continued in this Section 3 shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for Payment, any Participating Dividends on shares of the Voting Preferred Stock at any time.

     4. Liquidation Preference. (a) The amount which the Holders shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $25 per share of Voting Preferred Stock, plus an amount in cash equal to all accrued and unpaid Preferred Dividends and Participating Dividends on such shares to the date fixed for liquidation, dissolution or winding up, plus an amount equal to the Optional Redemption Premium, if any, if paid on a date other than a Dividend Payment Date, plus an amount equal to the Early Redemption Premium, if any, which, in each case, would be applicable with respect to such shares under
Section 6 of this Certificate of Designation if such shares were being redeemed in accordance with Section 6 on the date fixed for such liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Stock.

     (b) In the event the assets of the Corporation available for distribution to the Holders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) above, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of Voting Preferred Stock, ratably, in proportion to the full distributable amounts for which the Holders and the holders of such shares of Parity Stock are respectively entitled upon such liquidation, dissolution or winding up.

     (c) For the Purpose of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into out or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     5. Mandatory Redemption. (a) Commencing on March 31, 2000 and on each Dividend Payment Date thereafter so long as any shares of Voting Preferred Stock remain outstanding (each such date, a "Mandatory Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, a number of shares equal to 5% of the number of shares of Voting Preferred Stock outstanding as of the initial Mandatory Redemption Date (or, if at any Mandatory Redemption Date, fewer than 5% of such number of shares are then outstanding, the number of shares then outstanding), at a redemption price

(the "Mandatory Redemption Amount") equal to the aggregate of $25 per share for the shares to be redeemed, plus any accrued and unpaid Preferred Dividends with respect to the shares to be redeemed, plus any accrued and unpaid Participating Dividends with respect to the shares to be redeemed.

     (b) The mandatory Redemption Dates may be extended at the request of the Corporation and with the consent of the Holders of at least a majority of the outstanding shares of Voting Preferred Stock, provided that such request is made at least six months prior to March 31, 2000, and provided further that the final Mandatory Redemption Date (determined in accordance with the redemption procedure in clause (a) above) shall in no event be later than December 31, 2014 and all outstanding shares of Voting Preferred Stock shall be redeemed on the final Mandatory Redemption Date to the extent of funds legally available therefor.

     6.  Optional Redemption. On and after the earliest of (a) January 1, 1996,
(b) the date on which the Holders' rights pursuant to Section 5.2 of the Stock Purchase Agreement are exercised and (c) the date on which the Holders rights pursuant to Section 5.1 of the Stock Purchase Agreement are exercised, the Corporation shall have the right, at the option of the Board of Directors on any date fixed by the Board of Directors, to redeem, out of funds legally available therefor, shares of Voting Preferred Stock, at any time or from time to time in whole or in part, for an amount (the "Optional Redemption Amount") equal to the aggregate of $25 per share for the shares to be redeemed, plus the amount of any accrued and unpaid Preferred Dividends with respect to the shares to be redeemed, plus, if such Optional Redemption occurs on any date other than a Dividend Payment Date, the Optional Redemption Premium, plus a redemption premium (the "Early Redemption Premium") with respect to each of the shares to be redeemed equal to a percentage of the Issue Price determined as follows:

         If Redeemed During 12-Month           Early Redemption
              Period Ending on:                   Premium is:
         ---------------------------           ----------------

              December 31, 1995                      2.0%
              December 31, 1996                      2.0
              December 31, 1997                      1.5
              December 31. 1998                      1.0
              December 31, 1999                      0.5
              Thereafter                             0.0;

plus any accrued and unpaid Participating Dividends with respect to the shares to be redeemed, provided that, with respect to any optional redemption of Voting Preferred Stock following the date described in clause (c) above, the Optional Redemption Amount shall not include an Early Redemption Premium.

     7. Redemption Procedure. (a) In the event that fewer than all of the outstanding shares of Voting Preferred Stock are to be redeemed on any Redemption Date, the number of shares to be redeemed shall be determined by the Board of Directors (subject to Section 5(a)) and the shares to be redeemed shall be selected by lot or pro rata (with adjustments to avoid the redemption of fractional shares) or by any other equitable method determined by the Board of Directors.

     (b) At least 10 days and not more than 60 days prior to any Redemption Date, the Corporation shall provide notice of redemption (a "Notice of Redemption") in writing (including telecopy or telex communication) and mailed (by first class mail, postage prepaid), telecopied, telexed or delivered, to each Holder of record of shares of the Voting Preferred Stock to be redeemed, at the address of such Holder appearing in the stock register of the Corporation, provided that failure to give such notice or any deficiency therein shall not affect the validity of the procedure for redemption of any shares of Voting Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give such notice or to whom such notice was defective. Each Notice of Redemption shall state:

         (i) whether the redemption is pursuant to Section 5 or 6 hereof;

         (ii) whether all or less than all the outstanding shares of Voting Preferred Stock redeemable under such Section are to be redeemed and the total number of shares of Voting Preferred Stock being redeemed;

         (iii) the number of shares of Voting Preferred Stock held, as of the appropriate record date, by such Holder that the Corporation intends to redeem and the Redemption Amount to be paid in respect of such shares;

         (iv) the Redemption Date and the place for surrender of certificates for the shares of Voting Preferred Stock to be redeemed; and

         (v) that dividends on the shares of the Voting Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date if the Corporation has Provided for the payment of the Redemption Amount with respect to such shares on such date.

     (c) Each Holder shall surrender to the Corporation the certificate or certificates representing the shares of Voting Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Notice of Redemption, and, on the Redemption Date, the full Redemption Amount for each share shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and such surrendered certificate or certificates shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (d) If a Notice of Redemption shall have been given as provided in clause
(b) above and the Corporation shall have provided monies at the time and place specified for the payment of the Redemption Amount pursuant to such notice, then from and after the Redemption Date, dividends on the shares of Voting Preferred Stock so called for redemption shall cease to accumulate, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Amount without interest) shall cease.

     8. Voting Rights. (a) The Holders, except as set forth in the Certificate of Incorporation or as otherwise required under Delaware law or as set forth in this Section 8, shall not, be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (b) The Holders, voting as a class, shall have full voting power at all times to elect a number of directors to the Board of Directors equal to the smallest number that is at least 25% of the number of directors fixed by or in accordance with the Corporation's Bylaws or Certificate of Incorporation to serve on the Board of Directors at such time. Any director elected by the Holders may be removed without cause only by the affirmative vote of at least a majority of the outstanding shares of the Voting Preferred Stock. Any vacancy in the Board of Directors occurring by reason of the resignation, death, removal or disqualification of any member thereof elected by the Holders shall be filled by the vote of the Holders and, if not so filled, shall be filled by the remaining member or members of the Board of Directors elected by the Holders.

     (c) So long as shares of the Voting Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the Holders of at least a majority of the outstanding shares of Voting Preferred Stock, voting as a class, authorize, create or issue to any person other than the Holders any Parity Stock or increase the number of shares of any Parity Stock or authorize, create or issue any obligation or security convertible into shares of Parity Stock, provided that the Corporation may authorize, create and issue Parity Stock to a person other than the Holders if all of the following conditions are satisfied: (A) such Parity Stock is nonvoting (other than as required by law), (B) such Parity Stock is issued for cash, (C) the Corporation holds at the time of, and after giving effect to, any such authorization or issuance an aggregate value of Qualified Investments at least equal to the Issuance Equity Investment Profile and (D) at the time of, and after giving effect to, any such authorization, creation or issuance, no Adjustment Event shall have occurred and be continuing, and provided further that prior to the issuance and sale of any such Parity Stock to a person other than the Holders,
(x) the Corporation shall deliver to the Holders, at least 45 days prior to the proposed date of issuance of such Parity Stock to any such other person (the "Proposed Issue Date"), a written offer to issue and sell to the Holders any or all of such Parity Stock to be issued on the Proposed Issue Date, such offer to include a description of the relative rights and preferences, the number of shares being issued, the per share and aggregate issue price, the Proposed Issue Date and other relevant terms of such proposed issuance of such Parity Stock and
(y) the Holders thereafter
shall have the exclusive right, until and including the date which is 30 days prior to the Proposed Issue Date (after which date the Corporation may offer and sell such Parity Stock or any part thereof not purchased or committed to be purchased by one or more Holders (or their designees) pursuant hereto to a person other than the Holders (or their designees) for a period of 90 days following the Proposed Issue Date on terms no more favorable to the buyer than those set forth in the Corporation's written offer to the Holders), to deliver to the Corporation written notice of each Holder's respective intention to purchase (or to designate a Person to purchase) all or a specified number of shares of such Parity Stock, and on the Proposed Issue Date, the corporation shall issue and sell such Holder (or such Holder's designee), and such Holder (or such Holder's designee) shall purchase all or such specified number of shares of such Parity Stock at the aggregate issue price thereof and on the other terms specified in the Corporation's written offer to the Holders; provided, however, that if the Holders deliver written notice of their respective intention to purchase, in the aggregate, more than the total number of shares of such Parity Stock proposed to be issued, the Corporation shall issue and sell to each Holder a number of shares equal to the product of (1) a fraction, the numerator of which is the number of shares offered to be purchased by such Holder and the denominator of which is the number of shares offered to be purchased by all such Holders electing to purchase Parity Stock, multiplied by (2) the total number of shares of such Parity Stock to be issued and sold on the Proposed Issue Date.

     (d) So long as shares of the Voting Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the Holders of at least a majority (or, in the case of Section 8(d)(vi), all) of the outstanding shares of Voting Preferred Stock, voting as a class, take any of the following actions:

         (i) Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Corporation may merge or consolidate; with any Person other than as set forth in Section
     4.4 or 4.5 of the Stock Purchase Agreement; provided, however, that in each case immediately after giving effect thereto, (A) no Major Shareholder Default, Adjustment Event or Incipient Event shall have occurred and be continuing and (B) the surviving corporation, if a Subsidiary, shall not be engaged in or own or control any assets constituting a Prohibited Business Activity;

         (ii) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on any shares of any Junior Stock or Parity Stock, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any such shares, now or hereafter outstanding, (A) if, after giving effect thereto, the aggregate Issue Price of all shares of Voting Preferred Stock then outstanding would exceed 30% of the Value of the Company's Permitted Investments or (B) if at the time of, and after giving effect to, such declaration, payment, purchase, redemption or other acquisition, an Adjustment Event or an Incipient Event shall have occurred and be continuing;

         (iii) Amend, alter or repeal any of the provisions of the Certificate of Incorporation, including but not limited to this Certificate of Designation, so as to affect adversely the rights, powers or preferences of the Voting Preferred Stock or the Holders thereof;

         (iv) Authorize, create or issue any Voting Preferred Stock;

         (v) Commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect or seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Corporation or of any substantial part of the Corporation's property or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or make a general assignment for the benefit of creditors;

         (vi) Authorize, create, increase the number of shares of or issue (A) any class or series of capital stock which expressly provides that such class or series of capital stock ranks senior to the Voting Preferred Stock as to dividends or distributions upon the liquidation, winding up or dissolution of the Corporation (such class or series of capital stock being referred to hereafter as "Senior Stock"); or (B) any obligation or security convertible into, or any rights or options entitling the holder thereof to purchase, shares of Senior Stock;

         (vii) Authorize, create, increase the number of shares of or issue (A) any class or series of capital stock (other than Common Stock) with voting rights (other than as required by law) (such class or series of capital stock being referred to hereafter as "Additional Voting Stock") or (B) any obligation or security convertible into, or any rights or options entitling the holder thereof to purchase, shares of Additional Voting Stock;

         (viii) Increase the number of directors to more than eight or amend or otherwise modify the first sentence of Article FIFTH of the Certificate of Incorporation;

         (ix) Amend the Certificate of Incorporation or the By-Laws of the Corporation to provide that the directors of the Corporation elected by the holders of the Common Stock be divided into classes as provided in the first sentence of Section 141(d) of the DGCL; or

         (x) Amend the Certificate of Incorporation or the By-Laws of the Corporation, so as to limit, restrict or in any way regulate the right of stockholders to act by written consent in lieu of a meeting.

     (e) in any case in which the Holders shall be entitled to vote pursuant to this Section 8 or pursuant to Delaware law, each Holder shall have one vote per share of Voting Preferred Stock held.

     9. Conversion. Immediately prior to a Sale of the Voting Preferred Stock pursuant to Section 7.1 of the Stock Purchase Agreement, each outstanding share of Voting Preferred Stock shall automatically and without further action convert into one share of a new series of Preferred Stock of the Corporation, such new series to contain such covenants and other terms, including, but not limited to, the dividend rate, as are determined by the Board of Directors of the Corporation, with the advice of an investment bank or banks of national reputation, to be reasonably necessary to effect such Sale, in light of the then prevailing market conditions, at a price such that the Holders shall receive, after deducting all underwriting discounts and commissions and all expenses of the Holders in connection with such Sale and the registration thereof, net proceeds per share equal to the Issue Price plus an amount equal to all accrued but unpaid Preferred Dividends and Participating Dividends plus an amount equal to the Optional Redemption Premium, if any, and the Early Redemption Premium, if any, that would be applicable with respect to such shares under Section 6 of this Certificate of Designation if such shares were being redeemed in accordance with Section 6 on the date of conversion.

     10. Payments and Computations. (a) If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the next preceding Business Day.

     (b) Each payment to be made hereunder by the Corporation shall be made not later than 12:00 P.M. (New York City time) on the day when due in United States dollars to an account or accounts specified in writing by each Holder not less than five Business Days prior to the date of such payment in immediately available funds.

     (c) All computations of Preferred Dividends payable with respect to any Dividend Period based on the Adjusted LIBO Rate or the Federal Funds Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in such Dividend Period. All computations of Preferred Dividends payable with respect to any Dividend Period based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be.

     11. Documents. All documents referred to herein shall be made available by the Corporation to any stockholder upon written request therefor delivered to the Corporation addressed to the Secretary of the Corporation.

     12. Powers of Directors. Upon the occurrence and during the continuation of a Financial Condition Transition Event, without limiting, in any way, the rights of Holders of the Voting Preferred Stock upon the occurrence of a Market Failure Transition Event or a Major Shareholder Default, or the powers under Delaware law of any directors elected by such Holders following any such event, the Board of Directors shall (to the fullest extent permitted by Delaware law) have the power and authority (i) to recommend dissolution and/or liquidation of the Company and (ii) to exercise the right of Optional Redemption subject to and in accordance with this Certificate of Designation.

     13. Definitions.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given such terms in the Stock Purchase Agreement.

     "Adjusted LIBO Rate" means, for any Dividend Period or other period, the Eurodollar Rate for such Dividend Period or such other period, as the case may be.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

     (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

     (b) 1/2 of one percent per annum above the Federal Funds Rate.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to Voting Preferred Stock entitled to receive dividends based on the Adjusted LIBO Rate, on which dealings are carried on in the London interbank market.

     "Certificate of Designation" means this Tenneco International Holding Corp. Certificate of Designation. Preferences and Rights of Preferred Stock by Resolution of the Board of Directors Providing for an Issue of 12,000,000 Shares of Preferred Stock Designated "Variable Rate Voting Participating Preferred Stock."

     "Dividend Period" means the period commencing on each Dividend Payment Date and ending on the immediately succeeding Dividend Payment Date, provided that, in the case of the initial Preferred Dividend payable on March 31, 1995, "Dividend Period" means each of the successive periods: (i) commencing on the Issue Date and ending on January 31, 1995, (ii) commencing on January 31, 1995 and ending on February 28, 1995 and (iii) commencing on February 28, 1995 and ending on March 31, 1995.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Rate" means, for any Dividend Period or other period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate which appears from time to time on Telerate Screen Page 3750 (or any successor page) as the Fixed USD Rate in effect at 11:00 A.M. (London time) two Business Days before the first day of such Dividend Period or such other period, as the case may be, for a period equal (or substantially equal) to such Dividend Period or such other period, as the case may be, provided that in the event such offered rate is not readily available from such Telerate Page, "Eurodollar Rate" shall mean, the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London. England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Dividend Period or such other period, as the case may be, in an amount substantially equal to the aggregate Issue Price of the shares of Voting Preferred Stock outstanding at such time and for a period equal to such Dividend Period or such other period, as the case may be, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Dividend Period or such other period, as the case may be.

     "Eurodollar Rate Reserve Percentage" means, for any Dividend Period or other period, the reserve percentage applicable two Business Days before the first day of such Dividend Period or such other period, as the case may be, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Preferred Dividend Rate on Preferred Stock entitled to dividends based on the Adjusted LIBO Rate is determined) having a term equal to such Dividend Period or such other period, as the case may be.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the rate which appears from time to time on Telerate Screen Page 118 (or any successor page) as the Federal Funds Effective Rate in effect on such day.

     "Issue Price" shall mean, with respect to shares of Voting Preferred Stock, twenty five dollars ($25) per share.

     "Optional Redemption Premium" means, with respect to any redemption (or liquidation, dissolution or winding up payment pursuant to Section 4 or conversion pursuant to Section 9) on any date other than a Dividend Payment Date of Voting Preferred Stock entitled to dividends based on the Adjusted LIBO Rate, the amount calculated in accordance with the following formula:


         A x [(Old LIBOR - New LIBOR)/360] x Number of Days Remaining

         Where:

         A          =  The aggregate Issue Price of the shares of Voting
                       Preferred Stock to be redeemed.

         New LIBOR  =  Adjusted LIBO Rate determined in respect of such Voting
                       Preferred Stock for the Number of Days Remaining.

         Old LIBOR  =  Adjusted LIBO Rate in effect with respect to such Voting
                       Preferred Stock immediately prior to the Redemption Date.

         Number of Days
         Remaining  =  Number of days remaining in the Dividend Period applicable to such Voting Preferred Stock as of the Redemption Date.

provided, however, that if such amount is a negative number, the Optional Redemption Premium shall be zero.

     "Preferred Dividend Rate" means a rate per annum equal to (i) 1.120% over the Adjusted LIBO Rate, which rate shall be adjusted for each Dividend Period or
(ii) if adequate and fair means do not exist to enable the determination of the Adjusted LIBO, Rate, 0.395% over the Base Rate.

     "Redemption Amount" means, with respect to any redemption of Voting Preferred Stock, the Optional Redemption Amount or the Mandatory Redemption Amount, as the case may be.

     "Redemption Date" means any Mandatory Redemption Date and any date fixed by the Board of Directors to redeem Voting Preferred Stock under Section 6.

     "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as Of December 29, 1994, between, the Corporation and MW Investors L.L.C., as the same may be modified or amended from time to time.

         IN WITNESS WHEREOF, said Tenneco International Holding Corp. has caused this Certificate of Designation to be signed by Robert G. Simpson, as Vice President, this 29th day of December, 1994.




                                         TENNECO INTERNATIONAL HOLDING CORP.



                                         By: /s/ Robert G. Simpson
                                            ----------------------------------
                                             Robert G. Simpson, Vice President

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       TENNECO INTERNATIONAL HOLDING CORP.
                           (Originally incorporated as
                               Tenneco Norge Inc.
                                       on
                                October 19, 1979)

     This Restated Certificate of Incorporation, which restates and amends the original Certificate of Incorporation of Tenneco International Holding Corp. as heretofore amended, was duly adopted by action of the Board of Directors of the corporation and by written consent of the sole stockholder of the corporation pursuant to the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     FIRST:   The name of the corporation is Tenneco International Holding Corp.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:   The nature of the business or purposes to be conducted or promoted by the corporation is to engage in the following activities:

            (a) to own, hold, acquire, sell and otherwise deal from time to time with the capital stock of any company which may become a subsidiary of the corporation;

            (b) to enter into and exercise and perform its rights and obligations under (i) a Preferred Stock Purchase Agreement (as amended or otherwise modified from time to time, the "Preferred Stock Agreement") with MW Investors L.L.C., a Delaware limited liability company, (ii) a Voting Trust Agreement (as amended or modified from time to time, the "Voting Trust Agreement"), among Wilmington Trust Company, as Voting Trustee, and one or more holders of capital stock of the corporation, (iii) a Stockholders Agreement (as amended or otherwise modified from time to time, the "Stockholders Agreement"), with MW Investors L.L.C. and one or more holders of capital stock of the corporation, (iv) a Put Agreement (as amended or otherwise modified from time to time, the "Tenneco Put"), with Tenneco Inc., a Delaware corporation, and (v) a Liquidity Facility (as amended or otherwise modified from time to time, the "Liquidity Facility") with either of Tenneco Inc., Tenneco Credit Corporation, a Delaware corporation, another direct or indirect wholly owned subsidiary of Tenneco or one or more financial institutions (the Preferred Stock Agreement the Voting Trust Agreement, the Stockholders Agreement, the Tenneco Put and the Liquidity Facility being hereinafter collectively referred to as the "Operative Agreements");

            (c) to execute, deliver and perform all agreements, documents, instruments or certificates, including without limitation the issuance of stock certificates, evidencing, necessitated by or in connection with, any or all of the Operative Agreements or any or all of the activities and powers referred to herein or in clause (d) or (e) below;

            (d) to engage in any activity and to exercise any power permitted to corporations under the laws of the State of Delaware to the extent the corporation is required to do so or not prohibited from doing so under the Operative Agreements; and

            (e) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 81,000,000 shares, divided into 30,000,000 shares of Preferred Stock, par value $0.01 per share (herein called "Preferred Stock"), 1,000,000 shares of Junior Preferred Stock, par value $0.01 per share (herein called "Junior Preferred Stock") and 50,000,000 shares of Common Stock, par value of each of $0.01 per share (herein called "Common Stock").


     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation:

                                       I.

     1. The Preferred Stock may be issued in one or more series. The designations, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong, (b) fix the dividend rate or rates, if any, therefor, (c) fix the amount, if any, which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH, (i) limit the number of shares of such series which way be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock of such series purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distributions of assets upon liquidation (referred to in this Part I of Article FOURTH as "stock ranking junior to the Preferred Stock"), (iii) grant voting rights to the holders of shares of such series in addition to and not inconsistent with those granted by this Part I of Article FOURTH to the holders of Preferred Stock, and in the absence of such grant the holders of such series of Preferred Stock shall have no such additional voting rights, (iv) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preferred Stock or other capital stock ranking junior thereto or on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption, repurchase or other acquisition of, stock ranking junior to or on a parity with the Preferred Stock, (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of stock ranking on a parity with or junior to the Preferred Stock, and (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH. The term "fixed for such series" and similar terms as used in this Part I of Article FOURTH shall mean stated and expressed in this Part I of Article FOURTH or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

     2. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate or rates, if any, fixed for such series, payable as specified in the resolution or resolutions of the Board of Directors providing for the issuance of the series of Preferred Stock. Dividends, if any, on shares of the Preferred Stock of any series shall accrue from the date of issuance, or from such other date or dates as may be fixed by the Board of Directors for any series, and shall be cumulative. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates, if any, fixed for such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends, if any, accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding.

     3. So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock, or otherwise, be paid or declared, or any distribution be made, on any class of stock ranking junior to the Preferred Stock, nor shall any share of stock ranking junior to the Preferred Stock be redeemed, purchased, retired or otherwise acquired for a valuable consideration (or any monies be paid or made available for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of such shares) by the corporation or any subsidiary thereof, unless all dividends on the Preferred Stock for all past periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart. In addition, except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on any class or series of stock ranking on a parity with any series of the Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on such series for all past dividend periods. When such dividends are not paid in full upon the shares of such series and any other class or series of stock ranking on a parity as to dividends with such series, all dividends declared upon the shares of such series and any other class or series of stock ranking on a parity as to dividends with such series shall be declared pro rata so that the amount of dividends declared per share on such series and such other class or series shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of such series and such other class or series bear to each other.

     4. So long as any shares of Preferred Stock are outstanding the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for the purpose, amend any of the provisions of this Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of Preferred Stock, increase or decrease the par value of the shares of Preferred Stock or alter or change the powers, preferences or special rights of the shares of Preferred Stock so as to affect them adversely. If any proposed amendment to this Restated Certificate of Incorporation would alter or change the powers, preferences, or special rights of one or more series of Preferred Stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this paragraph.

     5. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of any class of stock of the corporation ranking junior to the Preferred Stock, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amounts, if any, fixed for such series. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to distributions in the event of any liquidation, dissolution or winding up of the affairs of the corporation.

After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the stock of the corporation ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets, shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

     6. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall be retired and assume the status of authorized but unissued Preferred Stock without designation as to series and may thereafter, subject to the provisions of this
Part I of Article FOURTH and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.


                                       II.

     1. The Junior Preferred Stock may be issued in one or more series. The Junior Preferred Stock shall rank junior to the Preferred Stock in all respects, including, but not limited to, dividends and distributions upon the liquidation, dissolution or winding up of the corporation. The designations, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions thereof, of the Junior Preferred Stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Junior Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Junior Preferred Stock shall belong, (b) fix the dividend rate or rates, if any, therefor, (c) fix the amount, if any, which the holders of the Junior Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the Junior Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Junior Preferred Stock of such series purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Junior Preferred Stock with respect to dividends or distributions of assets upon liquidation (referred to in this Part II of Article FOURTH as "stock ranking junior to the Junior Preferred Stock"), (iii) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Junior Preferred Stork or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (iv) impose conditions or restrictions upon the payment of dividends upon or the making of other distributions to, or the acquisition of, stock ranking junior to the Junior Preferred Stock, (v) grant to the holders of the Junior Preferred Stock of such series the right to convert such stock into shares of stock ranking on a parity with or junior to the Junior Preferred Stock, and (vi) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH or the prior rights of the holders of Preferred Stock as set forth in Part I of this Article FOURTH; provided, however, that the Junior Preferred Stock shall have no voting power whatsoever except as required by law and except as set forth in Article FOURTH II.3. The term "fixed for such series" and similar terms as used in this Part II of Article FOURTH shall mean stated and expressed in this Part II of Article FOURTH or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Junior Preferred Stock of the series referred to therein.

     2. So long as any shares of Junior Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock, or otherwise, be paid or declared, or any distribution be made, on any class of stock ranking junior to the Junior Preferred Stock, nor shall any shares of stock ranking junior to the Junior Preferred Stock be purchased, retired or otherwise acquired for a valuable consideration by the corporation, unless all dividends on the Junior Preferred Stock for all past periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart.

     3. (A) So long as any shares of Junior Preferred Stock are outstanding the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Junior Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for the purpose, amend any of the provisions of this Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of Junior Preferred Stock, increase or decrease the par value of the shares of Junior Preferred Stock or alter or change the powers, preferences or special rights of the shares of Junior Preferred Stock so as to affect them adversely. If any proposed amendment to this Restated Certificate of Incorporation would alter or change the powers, preferences, or special rights of one or more series of Junior Preferred Stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this paragraph.

     (B) So long as any shares of Junior Preferred Stock are outstanding the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Junior Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for that purpose, create or authorize any class of stock (other than the Preferred Stock) ranking prior to the Junior Preferred Stock in respect of dividends or distribution of assets on liquidation; or create or authorize any obligation or security convertible into shares of stock of any class of stock (other than the Preferred Stock) ranking prior to the Junior Preferred Stock in respect of dividends or distribution of assets on liquidation.

     (C) So long as any shares of Junior Preferred Stock are outstanding the corporation shall not, without the consent of the holders of at least a majority of the number of shares of Junior Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for the purpose:

            (a) create or authorize any class of stock ranking on a parity with the Junior Preferred Stock in respect of dividends or distribution of assets on liquidation; or

            (b) increase the authorized amount of the Junior Preferred Stock or of any class of stock ranking on a parity with the Junior Preferred Stock in respect of dividends or distributions of assets on liquidation: or

            (c) create or authorize any obligation or security convertible into shares of stock of any class ranking on a parity with the Junior Preferred Stock in respect of dividends or distribution of assets on liquidation.

     (D) So long as any shares of Junior Preferred Stock are outstanding the corporation shall not purchase, redeem or otherwise acquire for value any shares of Junior Preferred Stock or of any other stock ranking on a parity with the Junior Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Junior Preferred Stock without the consent, given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for the purpose, of the holders of at least a majority of the number of shares of Junior Preferred Stock present in person or by proxy at such meeting, provided that a quorum, consisting of at least a majority of the then outstanding shares of Junior Preferred Stock, is present.

     (E) Any action specified in this subdivision 3 as requiring the consent of the holders of at least a specified proportion of the number of shares of Junior Preferred Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by this Certificate of Incorporation, as amended from time to time, or by law.

     4. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of any class of stock of the corporation ranking junior to the Junior Preferred Stock, the holders of the Junior Preferred Stock of the respective series (subject to the rights of the Preferred Stock) shall be entitled to be paid in full the respective amounts, if any, fixed for such series. After such payment shall have been made in full to the holders of the Junior Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the stock of the corporation ranking junior to the Junior Preferred Stock according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Junior Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Junior Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

     5. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Junior Preferred Stock, shares of Junior Preferred Stock redeemed or otherwise acquired by the corporation shall be retired and assume the status of authorized but unissued Junior Preferred Stock without designation as to series and may thereafter, subject to the provisions of this Part II of Article FOURTH and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Junior Preferred Stock.


                                      III.

     Subject to the prior and superior rights of the Preferred Stock and the Junior Preferred Stock, and on the conditions set forth in the foregoing Parts I and II of this Article FOURTH or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock or Junior Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     Subject to the provisions of Parts I and II of this Article FOURTH, the holders of the Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the corporation.

     After payment shall have been made in full to the holders of the Preferred Stock and the Junior Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                                       IV.

     Subject to the rights of the holders of any series of Preferred Stock or Junior Preferred Stock as provided for in a resolution or resolutions adopted by the Board of Directors providing for the issue thereof, ownership of shares of any class of the capital stock of the corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class of the corporation or any securities convertible into any class of capital stock of the corporation, however acquired, issued or sold by the corporation, it being the purpose and intent that the Board of Directors shall have full right, power and authority, subject to the rights of the holders of any series of Preferred Stock or Junior Preferred Stock as provided for in a resolution or resolutions adopted by the Board of Directors providing for the issue thereof, to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the corporation, for such consideration, not less than the par value of shares having a par value, in money or property, as the Board of Directors shall determine.

     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than eight directors, the exact number of directors to be fixed as set forth in, or in the manner provided in, the By-Laws of the corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of Preferred Stock or Junior Preferred Stock as provided for in a resolution or resolutions adopted by the Board of Directors providing for the issue thereof, any vacancy or newly created directorship on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     (B) In furtherance and not in limitation of the powers which are now or may hereafter be conferred by statute or the By-Laws of the corporation, the Board of Directors is expressly authorized:

            (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

            (b) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

            (c) To make, amend, alter, change, add to or repeal By-Laws for the corporation, without any action on the part of the stockholders.

            (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the corporation.

            (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the corporation or any of them, shall be open to the inspection of any stockholder, and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by statute or the By-Laws or as authorized by a resolution of the Board of Directors.

            (f) To authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, and of any committees, and to determine the amount of such compensation and fees.

            (g) To designate by resolution or resolutions passed by a majority of the whole Board of Directors one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

            (h) Subject to Article FOURTH and to the rights of the holders of any series of Preferred Stock or Junior Preferred Stock as provided for in a resolution or resolutions adopted by the Board of Directors providing for the issue thereof, at any time or from time to time (without any action by the stockholders of the corporation) to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes or of any series of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter by amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     EIGHTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws of the corporation.

     IN WITNESS WHEREOF, said TENNECO INTERNATIONAL HOLDING CORP. has caused this Restated Certificate of Incorporation to be signed by its Vice President this 29th day of December, 1994.




                                          TENNECO INTERNATIONAL HOLDING CORP.


                                          By:  /s/ Robert  G. Simpson
                                          -------------------------------------
                                                   Vice President